Exhibit 99.1

STONEGATE MORTGAGE APPOINTS ROBERT B. EASTEP AS CHIEF FINANCIAL OFFICER

20+ year industry veteran joins seasoned executive team

Indianapolis, IN, April 28, 2014 – Stonegate Mortgage Corporation (NYSE: SGM), a leading publicly-traded mortgage company, announced today that it has named Robert B. Eastep, CPA as its Chief Financial Officer effective May 9, 2014.

Mr. Eastep joins Stonegate Mortgage from Union Mortgage Group, the non-bank affiliate of Union First Market Bankshares, a NASDAQ listed community bank headquartered in Richmond, VA, where he was President, Chief Executive Officer and Director. His past experience also includes serving as Executive Vice President and Chief Financial Officer for Saxon Capital, Inc., where he directed its corporate finance and capital markets departments. In his new role at Stonegate, his responsibilities as Chief Financial Officer will include overseeing the company’s finance and accounting matters as well as its taxation and forecasting functions. He will report directly to and work closely with Jim Cutillo, the founder and CEO of Stonegate, to foster and develop relationships with key investors, analysts and financial institutions.

Mr. Cutillo commented on the appointment, “Rob has a wealth of experience as a public company CFO and Board member, and he will be a valuable addition to our executive team. I look forward to working closely with him as we work to grow our business and enhance our relationships with the financial community.”

“It’s a tremendous opportunity for me to join Stonegate given the company’s potential for significant growth and development. Stonegate has a unique position and opportunity in the mortgage industry and I look forward to helping the company achieve its goals while creating value for shareholders,” said Mr. Eastep. “I am very excited to be joining the Stonegate executive team.”

Mr. Eastep replaces John Macke who will resume his former position at Stonegate as Executive Vice President, Capital Markets.

Commenting on Mr. Macke’s service as CFO, Mr. Cutillo said, “John helped lead our successful transition from a private company to a public company, while putting in place a strong financial reporting structure, establishing an excellent finance and accounting team, and helping to position us for growth and success. We appreciate and thank him for his hard work and effort and look forward to him resuming his leadership role in capital markets.”

“I was glad to serve as CFO during Stonegate’s IPO process and beyond but believe the opportunity to refocus on capital markets will greater serve the execution of Stonegate’s growth strategies,” Mr. Macke said. “I look forward to continuing to provide leadership on the executive team and working closely with Jim and Rob to ensure a smooth transition.”

Additional Background on Robert B. Eastep, Chief Financial Officer, Stonegate Mortgage

Mr. Eastep is 50 years old and has extensive experience in the banking and mortgage finance industries, serving as a public company executive and board member.

Since October 2012, Mr. Eastep has served as President, Chief Executive Officer and Director of Union Mortgage Group. Union Mortgage Group is a non-bank affiliate of Union First Market Bankshares, a NASDAQ-listed community bank headquartered in Richmond, VA. Prior to Union Mortgage Group, Mr. Eastep served as Senior Vice President and Chief Financial Officer for Central Virginia Bankshares, Inc., a NASDAQ-listed community bank headquartered in Powhatan, VA. In addition, Mr. Eastep served as Director and Audit Committee Chairman for CreXus Investment Corporation, a NYSE-listed real estate investment trust, from its inception in 2008 to its sale to Annaly Capital Management in 2013.

Mr. Eastep’s additional experience includes serving as Executive Vice President and Chief Financial Officer of Saxon Capital, Inc., a NYSE-listed real estate investment trust that was a leading independent residential mortgage lender and servicer prior to its sale to Morgan Stanley. He was also a Senior Manager (Financial Services Audit Practice) for KPMG Peat Marwick LLP where he directed numerous audit engagements and served as a member of KPMG’s Regulatory Advisory Practice for financial institutions.

Mr. Eastep has a Bachelor of Science in Business Administration, concentration in Accounting, from West Virginia University and a Certificate of Professional Achievement in Financial Management from the Kellogg Graduate School of Management of Northwestern University.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, publicly traded, mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service and commitment to technology has positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Forward Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues and income. Our forward- looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our annual report on Form 10-K for the year ended December 31, 2013, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Contacts:

Media Contact:

Sloane & Company (on behalf of Stonegate Mortgage Corporation)

Whit Clay, 212-446-1864

wclay@sloanepr.com

Investor Contact:

Stonegate Mortgage Corporation

Michael McFadden, 317-663-5904

michael.mcfadden@stonegatemtg.com